                                  EXHIBIT 5.1

               OPINION OF MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

                 AS TO LEGALITY OF SECURITIES BEING REGISTERED

                                 March 9, 1999




                                                             Montgomery Office



The Colonial BancGroup, Inc.
One Commerce Street, Suite 800
Montgomery, Alabama 36104

     Re: Registration Statement on Form S-8 relating to the Nonqualified Stock Option Agreements

Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by The Colonial BancGroup, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of 64,000 additional shares of its Common Stock, par value $2.50 per share, from authorized but unissued shares pursuant to the Company's Nonqualified Stock Option Agreement by and between the Company and Richard Garner, dated February 13, 1998 and Nonqualified Stock Option Agreement by and between the Company and Joel Whittenhall, dated February 12, 1998 (the "Plans"). We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the registration statement on Form S-8 referred to in the caption above. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

     Upon the basis of the foregoing, we are of the opinion that:

      (i) The Company is a corporation duly organized and existing under the laws of the State of Delaware;

     (ii) The shares of Common Stock of the Company referred to above, to the extent actually issued pursuant to the Plans from the Company's authorized but unissued shares of Common Stock, will be duly and validly authorized and issued and will be fully paid and nonassessable shares of

Common Stock of the Company; and

     (iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. In consenting to the inclusion of our opinion in the registration statement we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                                    Sincerely,


                                    /s/ Miller, Hamilton, Snider & Odom, L.L.C.

                                    MILLER, HAMILTON, SNIDER & ODOM, L.L.C.